EXHIBIT 99.02

Chegg Reports First Quarter 2016 Results

Strong Chegg Services Revenue Growth Driven by 37% Increase in Subscribers

Strategic Acquisition of a Leading Online Writing Tools Company is Accretive in Fiscal 2016

SANTA CLARA, Calif., May 2, 2016 /PRNewswire/ -- Chegg, Inc. (NYSE:CHGG), the Student Hub, today reported financial results for the three months ended March 31, 2016.

“Chegg is off to a great start in 2016 as we saw strong momentum across our businesses, highlighted by 37% subscriber growth in Chegg Services,” said Dan Rosensweig, Chairman and CEO of Chegg. “We are also excited to announce the strategic acquisition of Imagine Easy Solutions, a leading provider of online writing tools. With this acquisition, Chegg now has the ability to help students address one of their biggest academic pain points, writing. This issue is underscored by the fact that nearly 25% of incoming freshmen who are required to take remedial writing courses.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website http://investor.chegg.com.

Q1 2016 Financial Highlights:

•	GAAP Revenue of $66.7 million, a decrease of 21% compared to Q1 2015;

•	Pro forma Revenue of $46.8 million, an increase of 2% year-over-year;

•	Chegg Services Revenue grew 14% year-over-year to $25.6 million, or 38% of total revenues compared to 26% in Q1 2015;

•	Required Materials Revenue of $41.1 million compared to $62.4 million in Q1 2015;

•	GAAP Gross Profit was $27.7 million;

•	Non-GAAP Gross Profit was $27.8 million;

•	Adjusted EBITDA was $(0.5) million;

•	GAAP Net Loss was $15.7 million; and

•	Non-GAAP Net Loss was $2.8 million.

Pro forma revenue and the related year-over-year percentage increase presents revenue as if the transition of textbook inventory investment and textbook logistics and fulfillment functions for Chegg’s print textbook business to Ingram Content Group (Ingram) was complete and the revenue from print textbook business was entirely commission-based. For more information about pro forma revenue and a reconciliation of pro forma revenue to revenue, see the sections of the press release titled “Use of Non-GAAP Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures”.

Q1 2016 Business Highlights:

•	750,000: number of Chegg Services subscribers in Q1;

•	79%: renewal rate for Chegg Study subscribers in the quarter;

•	3 million: questions viewed in Chegg Study in Q1;

•	258,000: new students registrations on Internships.com; and

•	$21 million: remaining Chegg textbook inventory.

Business Outlook:

Our outlook for the second quarter of and fiscal year 2016 is comprised of two revenue streams: Required Materials revenue which includes print textbooks, eTextbooks, and Ingram commission revenue; and Chegg Services revenue, which includes Chegg Study, Chegg Tutors, Enrollment Marketing, Brand Partnerships and Careers.

Second Quarter 2016

•	Revenue in the range of $48 million and $52 million;

•	Pro Forma Revenue in the range of $36 million and $40 million;

•	Chegg Services Revenue in the range of $28 million and $30 million;

•	Gross Margin between 56%; and 58%; and

•	Adjusted EBITDA in the range of $5 million and $7 million.

Adjusted EBITDA guidance for the second quarter includes approximately $2.8 million for textbook depreciation and excludes approximately $10.5 million for stock-based compensation expense, $0.6 million for amortization of intangible assets; and $1.0 million for acquisition-related costs. It does not include an amortization for intangible assets of Imagine Easy Solutions as the amount of any such amortization cannot be appropriately estimated at this time. It assumes, among other things, that no additional business acquisitions, investments, restructuring actions, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

Fiscal Year 2016

•	Revenue in the range of $239 million and $257 million;

•	Pro Forma Revenue in the range of $179 million and $192 million;

•	Chegg Services Revenue in the range of $124 million and $132 million;

•	Gross Margin between 48% and 50%; and

•	Adjusted EBITDA in the range of $13 million and $22 million.

Fiscal 2016 guidance includes approximately $7 million in revenue and $2 million in Adjusted EBITDA from the Imagine Easy Solutions acquisition.

Adjusted EBITDA guidance for fiscal 2016 includes approximately $10.5 million for textbook depreciation and excludes approximately $44 million for stock-based compensation expense; $2.2 million for amortization of intangible assets; credit of $44,000 for restructuring charges; and $5.0 million for acquisition-related costs. It does not include an amortization for intangible assets of Imagine Easy Solutions as the amount of any such amortization cannot be appropriately estimated at this time. It assumes, among other things, that no additional business acquisitions, investments, restructuring actions, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

Conference Call and Webcast Information

To access the call, please dial (877) 407-4018, or outside the U.S. +1 (201) 689-8471, five minutes prior to 1:30 p.m. Pacific Standard Time (or 4:30 p.m. Eastern Standard Time) on May 2, 2016. A live webcast of the call will also be available at http://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 8:00 p.m. Eastern Standard Time May 2, 2016, until 11:59 p.m. Eastern Standard Time May 9, 2016, by calling (877) 870-5176 or +1 (858) 384-5517, with Conference ID 13634835. An audio archive of the call will also be available at http://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, http://www.chegg.com/mediacenter, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor http://www.chegg.com/mediacenter, in addition to following press releases, Securities Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg puts students first. As the leading student-first connected learning platform, the company makes higher education more affordable, more accessible, and more successful for students. Chegg is a publicly-held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including pro forma revenue, adjusted EBITDA, non-GAAP gross profit and margin, non-GAAP operating expenses, non-

GAAP net loss and non-GAAP net loss per share. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) Non-GAAP total pro forma net revenue as revenue as if it had already transitioned to a fully commission-based revenue model with Ingram for its print textbook business, (2) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for textbook depreciation and to exclude stock-based compensation expense, acquisition-related compensation costs, restructuring charges, transitional logistic charges and other income, net, (3) non-GAAP gross profit as gross profit excluding share-based compensation and transitional logistic charges, (4) non-GAAP gross margin is non-GAAP gross profit divided by GAAP total net revenue, (5) non-GAAP net loss as GAAP net loss excluding share-based compensation expense, amortization of intangible assets, acquisition related compensation costs, restructuring (credits) charges and transitional logistic charges and (6) non-GAAP net loss per share is defined as non-GAAP net loss divided by GAAP weighted-average shares outstanding. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.
As presented in the “Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA” and “Reconciliation of GAAP to Non-GAAP Financial Measures” tables below, each of the non-GAAP financial measures excludes one or more of the following items:

•	Pro forma revenue adjustments.

Chegg is in the process of transitioning ownership of the print textbook library and print textbook logistics and fulfillment functions for its required materials business to Ingram. Upon completion of that transition, all revenue from its print textbook business will be digital revenue representing an approximately 20% commission from each such transaction. During the transition, Chegg reports print textbook revenue for orders that are fulfilled with textbooks owned by Chegg and commission-based revenue for orders that are fulfilled with textbooks owned by Ingram. Chegg expects the transition to a fully commission-based model with Ingram to be complete in 2017. The pro forma revenue adjustments present revenue “as if” Ingram already owned all textbooks and managed all logistics and order fulfillment. Management believes that presenting revenue as if Chegg had already fully transitioned to the commission-based model with Ingram provides investors with a better understanding of Chegg’s results of operations in light of the ongoing changes to its business model by facilitating period over period revenue comparisons during the transition period. The adjustments to GAAP revenue provided below reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature.

•	Share-based compensation expense.

Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•	Restructuring charges.

Restructuring charges primarily relate to expenses incurred in making infrastructure-related changes as a result of transitioning Chegg’s fulfillment obligations for the print textbook business to Ingram, as well as expenses related to the exit of Chegg’s print coupon business. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. Chegg believes that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

•	Transitional logistic charges.

Transitional logistic charges relate primarily to the expected closure of our warehouse and as we transition to Ingram’s distribution centers, which results in duplicative logistic charges. The duplicative logistic charges were expected to be incurred throughout 2015 until the transition of our logistics and fulfillment obligations for our print textbook business to Ingram were complete. Chegg believes that it is appropriate to exclude transitional logistic charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

•	Acquisition-related compensation costs.

Acquisition-related compensations costs include: (1) compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions, (2) the remaining pay-out related to the Bookstep acquisition and (3) adjustments to previously recognized earn-out liability on contingent compensation expense related to acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

•	Amortization of intangible assets.

Chegg amortizes intangible assets that it acquires in conjunction with business combinations, which results in non‑cash operating expenses that would not otherwise have been incurred had Chegg internally developed such intangible assets. Chegg believes excluding the accounting expense associated with acquired intangible asset from non-GAAP measures allows for a more accurate assessment of its ongoing operations.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation those included in the investor presentation referenced above, and all statements about Chegg’s outlook under “Business Outlook.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: Chegg’s anticipated complete transition to a fully commission-based model with Ingram by 2017; the impact of Chegg’s acquisition of Imagine Easy Solutions and Chegg’s expectation that such acquisition will be accretive to Chegg's fiscal 2016 revenues and earnings and benefit students; Chegg’s ability to attract new students, increase engagement and increase monetization; competitive developments, including pricing pressures; Chegg’s anticipated growth of Chegg Services; Chegg’s ability to build and expand its services offerings; Chegg’s ability to develop new products and services on a cost-effective basis and to integrate acquired businesses and assets; the impact of seasonality on the business; Chegg’s partnership with Ingram and the parties’ ability to achieve the anticipated benefits of the partnership, including the potential impact of the economic risk-sharing arrangements between Chegg and Ingram on Chegg’s results of operations; Chegg’s ability to effectively control operating costs; changes in Chegg’s addressable market; changes in the education market; and general economic and industry conditions. All information provided in this release and in the conference call is as of the date hereof and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2016, and could cause actual results to vary from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)

	March 31, 2016	December 31, 2015
Assets	(unaudited)	*
Current assets
Cash and cash equivalents	$41,504	$67,029
Short-term investments	20,002	17,800
Accounts receivable, net of allowance for doubtful accounts of $359 and $378 at March 31, 2016 and December 31, 2015, respectively	10,955	13,157
Prepaid expenses	8,477	3,117
Other current assets	43,192	31,732
Total current assets	124,130	132,835
Long-term investments	2,878	4,229
Textbook library, net	20,640	29,728
Property and equipment, net	23,361	19,971
Goodwill	91,301	91,301
Intangible assets, net	8,237	8,865
Other assets	4,169	4,427
Total assets	$274,716	$291,356
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$4,307	$5,860
Deferred revenue	26,769	14,971
Accrued liabilities	19,274	35,280
Total current liabilities	50,350	56,111
Long-term liabilities
Total other long-term liabilities	3,969	4,170
Total liabilities	54,319	60,281
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value – 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value 400,000,000 shares authorized; 89,962,865 and 88,099,983 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	90	88
Additional paid-in capital	565,179	560,242
Accumulated other comprehensive loss	(104)	(172)
Accumulated deficit	(344,768)	(329,083)
Total stockholders' equity	220,397	231,075
Total liabilities and stockholders' equity	$274,716	$291,356
* Derived from audited consolidated financial statements as of and for the year ended December 31, 2015.

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Net revenues:
Rental	$14,564	$37,714
Services	39,362	31,367
Sales	12,728	15,791
Total net revenues	66,654	84,872
Cost of revenues(1):
Rental	13,513	38,555
Services	13,475	11,837
Sales	11,935	15,101
Total cost of revenues	38,923	65,493
Gross profit	27,731	19,379
Operating expenses:
Technology and development(1)	16,958	16,144
Sales and marketing(1)	14,446	21,392
General and administrative(1)	12,666	11,777
Restructuring (credits) charges	(44)	2,514
Gain on liquidation of textbooks	(1,005)	(4,185)
Total operating expenses	43,021	47,642
Loss from operations	(15,290)	(28,263)
Interest expense and other income, net:
Interest expense, net	(60)	(61)
Other income, net	65	76
Total interest expense and other income, net	5	15
Loss before provision for income taxes	(15,285)	(28,248)
Provision for income taxes	400	294
Net loss	$(15,685)	$(28,542)
Net loss per share, basic and diluted	$(0.18)	$(0.34)
Weighted average shares used to compute net loss per share, basic and diluted	89,118	84,794

(1) Includes share-based compensation expense as follows:
Cost of revenues	$28	$134
Technology and development	4,126	4,707
Sales and marketing	1,893	5,054
General and administrative	5,223	5,125
Total share-based compensation expense	$11,270	$15,020

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(15,685)	$(28,542)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Textbook library depreciation expense	4,496	14,674
Other depreciation and amortization expense	2,577	3,172
Share-based compensation expense	11,270	15,020
Gain on liquidation of textbooks	(1,005)	(4,185)
Loss from write-offs of textbooks	224	2,544
Other non-cash items	23	13
Change in assets and liabilities:
Accounts receivable	2,161	2,434
Prepaid expenses and other current assets	(16,816)	(5,598)
Other assets	258	47
Accounts payable	(1,609)	(4,938)
Deferred revenue	11,798	20,378
Accrued liabilities	(16,760)	(8,270)
Other liabilities	(165)	(58)
Net cash (used in) provided by operating activities	(19,233)	6,691
Cash flows from investing activities
Purchases of textbooks	(442)	(29,142)
Proceeds from liquidations of textbooks	6,120	11,979
Purchases of marketable securities	(7,633)	(6,243)
Proceeds from sale of marketable securities	550	—
Maturities of marketable securities	6,244	12,140
Purchases of property and equipment	(4,800)	(1,486)
Net cash provided by (used in) investing activities	39	(12,752)
Cash flows from financing activities
Common stock issued under stock plans, net	—	6,626
Payment of taxes related to the net share settlement of RSUs	(6,331)	(4,391)
Repurchase of common stock	—	(2,263)
Net cash used in financing activities	(6,331)	(28)
Net decrease in cash and cash equivalents	(25,525)	(6,089)
Cash and cash equivalents, beginning of period	67,029	56,117
Cash and cash equivalents, end of period	$41,504	$50,028

Supplemental cash flow data:
Cash paid during the period for:
Interest	$19	$25
Income taxes	$402	$423
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$2,310	$2,759
Issuance of common stock related to prior acquisition	$—	$825

CHEGG, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss	$(15,685)	$(28,542)
Interest expense, net	60	61
Provision for income taxes	400	294
Textbook library depreciation expense	4,496	14,674
Other depreciation and amortization expense	2,577	3,172
EBITDA	(8,152)	(10,341)
Textbook library depreciation expense	(4,496)	(14,674)
Share-based compensation expense	11,270	15,020
Other income, net	(65)	(76)
Restructuring (credits) charges	(44)	2,514
Transitional logistic charges	—	2,483
Acquisition related compensation costs	988	795
Adjusted EBITDA	$(499)	$(4,279)

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages)
(unaudited)

	Three Months Ended December 31,
	2015	2014
GAAP total net revenues	$66,654	$84,872
Adjustments	(19,855)	(39,080)
Non-GAAP total pro forma net revenues	$46,799	$45,792

GAAP gross profit	$27,731	$19,379
Share-based compensation expense	28	134
Transitional logistic charges	—	2,483
Non-GAAP gross profit	$27,759	$21,996

GAAP gross margin %	41.6%	22.8%
Non-GAAP gross margin %	41.6%	25.9%

GAAP operating expenses	$43,021	$47,642
Share-based compensation expense	(11,242)	(14,886)
Amortization of intangible assets	(628)	(1,560)
Restructuring credits (charges)	44	(2,514)
Acquisition related compensation costs	(988)	(795)
Non-GAAP operating expenses	$30,207	$27,887

GAAP operating expenses as a percent of net revenues	64.5%	56.1%
Non-GAAP operating expenses as a percent of net revenues	45.3%	32.9%

GAAP operating loss	$(15,290)	$(28,263)
Share-based compensation expense	11,270	15,020
Amortization of intangible assets	628	1,560
Restructuring (credits) charges	(44)	2,514
Transitional logistic charges	—	2,483
Acquisition related compensation costs	988	795
Non-GAAP operating loss	$(2,448)	$(5,891)

GAAP net loss	$(15,685)	$(28,542)
Share-based compensation expense	11,270	15,020
Amortization of intangible assets	628	1,560
Restructuring (credits) charges	(44)	2,514
Transitional logistic charges	—	2,483
Acquisition related compensation costs	988	795
Non-GAAP net loss	$(2,843)	$(6,170)

GAAP and Non-GAAP weighted average shares used to compute net loss per share	89,118	84,794

GAAP net loss per share	$(0.18)	$(0.34)
Adjustments	0.15	0.27
Non-GAAP net loss per share	$(0.03)	$(0.07)